--------------------------------------------------------------------------------



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  December 13, 2000


                             Sprint Corporation
      -------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Kansas                        1-04721                   48-0457967
--------------------------    -----------------------    -----------------------
(State of incorporation)      (Commission File Number)      (IRS Employer
                                                             Identification No.)


              2330 Shawnee Mission Parkway
                   Westwood, Kansas                             66205
       --------------------------------------------       --------------------
         (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code: (913) 624-3000


                                Not Applicable
         ------------------------------------------------------------------
           (Former name or former address, if changed since last report)


                 P.O. Box 11315, Kansas City, Missouri 64112
         ------------------------------------------------------------------
               (Mailing address of principal executive offices)


--------------------------------------------------------------------------------

Item 5. Other Events

        1. Press Release. On February 1, 2001, the registrant ("Sprint") announced its fourth quarter and annual results for the fiscal year ending December 31, 2000. The press release was as follows:

REFER TO THE EDITOR'S NOTE AT THE END OF THIS PRESS RELEASE FOR INFORMATION REGARDING CHANGES IN THE FON GROUP'S REPORTABLE SEGMENTS, SIGNIFICANT NON-RECURRING EVENTS AND OTHER REPORTING CHANGES OCCURRING DURING THE 2000 FOURTH QUARTER.

The Sprint FON Group (NYSE: FON) is comprised of Sprint's Global Markets segment, Local Telecommunications Division and product distribution and directory publishing businesses.

The Sprint PCS Group (NYSE: PCS) consists of Sprint's mobile wireless operations.

SPRINT ANNOUNCES RECORD FOURTH QUARTER, YEARLY RESULTS

February 1, 2001, KANSAS CITY, MO -- Sprint today announced record fourth quarter and annual results. For the year, Sprint's net operating revenues grew 17 percent to $23.61 billion from $20.27 billion a year ago. Sprint's revenue growth led all large-cap telecom companies in the U.S. for 2000.

"I am extremely pleased with Sprint's performance this year, and I continue to be very optimistic about Sprint's future growth," said William T. Esrey, Sprint chairman and chief executive officer. "It is clear that the telecommunications industry is undergoing a significant transformation. Underlying this transformation is a shift from voice to data, from calling minutes to bits and bytes, from wireline to wireless. We will transition our revenue mix that is today predominantly wireline voice to higher growth areas of data, wireless and local broadband services.

"With the rapid growth of Sprint's broadband and wireless footprint, a unique portfolio of data and mobile products and services, and exclusive technology like Sprint ION(sm), I believe we have the assets and products in place to be the next-generation leader in delivering broadband services to both businesses and consumers. Given the insatiable demand for bandwidth, this gives us an enviable leadership position," he said.

SPRINT PCS GROUP HIGHLIGHTS

     . The PCS Group reported nearly 1.25 million new subscribers, which included approximately 1.2 million direct subscriber additions and approximately 50,000 resale subscriber additions in the fourth quarter. The quarterly subscriber growth represented a 19 percent increase over fourth quarter 1999. For the year, Sprint PCS added nearly 4.1 million subscribers to end the year with 70 percent more subscribers than a year ago. Sprint PCS ended the year with a total of more than 9.85 million subscribers. Sprint PCS affiliates ended the year with more than 800,000 subscribers.

     . Average monthly revenue per user (ARPU) for the quarter grew to $60 compared to $58 a year ago. For the year, ARPU was over $59, up 2.6 percent from $58 last year.

     . Total revenues increased 84 percent to $1.94 billion in the fourth quarter compared to $1.06 billion a year ago. Annual revenues rose 88 percent to $6.34 billion from $3.37 billion in 1999.

     . Operating cash flows (EBITDA) were a positive $21 million for the quarter compared to a loss of $501 million in the fourth quarter a year ago. For the year, operating cash flows were a $27 million loss compared to a loss of $1.71 billion a year ago. The PCS Group has now been EBITDA positive for three consecutive quarters.

     . Capital expenditures were $937 million for the quarter and $3.05 billion for the year, reflecting continued capacity expansion, and increased coverage for the company's nationwide wireless network and development of new service capabilities.

"The continued growth of Sprint PCS this year represents another chapter in an impressive business success story," said Esrey. "In just four-and-a-half years, Sprint PCS has grown into a company with over $6 billion in revenue and has been EBITDA positive for three consecutive quarters. This growth is impressive, and with our investment in CDMA technology, we are positioned well to migrate cost-effectively to the next generation of wireless services."

Sprint PCS is the nation's largest all-digital, single-frequency wireless network with coverage now extending to a population of nearly 223 million, or nearly 80 percent of the country, including Sprint PCS affiliates.

One driver of customer growth is the continued expansion of national distribution channels. By the end of the year, Sprint PCS products and services were sold in over 13,500 locations including 300 Sprint PCS stores.

Sprint PCS continues to be the leader in the domestic wireless data market. During the quarter, the company announced that it had become the first North American wireless carrier to serve more than one million unique Wireless Web users.

Throughout 2000, Sprint PCS continued to expand its wireless data capabilities by adding content partners and application providers to its Wireless Web service offering. Announcements included: Go2 Systems to provide location-based information services; E-compare to provide online comparison shopping services; Harris Wireless, a complete banking and investment service; Fidelity Investments, offering brokerage and investment services; Britannica.com, Inc., giving Sprint PCS Wireless Web users access to the 32-volume Encyclopedia Britannica along with valuable local information; and PGA.com, offering golf-related news, scores and event coverage surrounding major PGA championships.

During the quarter, Sprint PCS and America Online, Inc. announced the nationwide availability of the AOL Instant Messenger(sm) (AIM) service on any of the more than 18 different Internet-ready Sprint PCS Phones.

Sprint PCS also entered the digital music arena this quarter with a full suite of music products and services. Consumers can use these services to create, store, organize and manage their music collections online using the Sprint PCS My Music(sm) service at
www.sprintpcs.com, supplied and managed by HitHive Inc.
-----------------

To help boost the productivity of business customers, Sprint PCS announced several alliances in the quarter that expand the suite of wireless data products and services offered as part of Sprint PCS Wireless Web for Business. Under one agreement with Sierra Wireless and BlueKite.com, Sprint PCS is offering the Sprint PCS Wireless Web Modem, which enables faster and easier access to the mobile Internet on a windows-based laptop without using a phone or cables. A pact with Hewlett-Packard Company enables Sprint PCS customers to wirelessly access their electronic mailboxes, folders and directories when they are on the go.

During the year, Sprint PCS also continued its migration to third-generation
(3G) wireless technology - the first phase of which will be implemented this year and completed in 2002 at a fraction of the cost some competitors will be required to spend for a similar upgrade. In the first phase of 3G, network data speeds will be increased 10-fold from 14.4 Kpbs up to 144 Kpbs and voice capacity will be doubled. The high speed packet data capabilities offered by 3G technology will further position Sprint PCS as the leader in the mobile wireless Internet arena, leveraging its pioneering Wireless Web products and services.

Additionally in 2000, Sprint PCS announced:

     . A definitive agreement with Pegaso PCS of Mexico allowing the introduction of cross-border services and a close alignment between two of the largest, all-digital, all-CDMA nationwide PCS networks in the world.
     . Sprint PCS Wireless Web Mail, a free e-mail account provided to customers nationwide that enables access to e-mail virtually anytime, anywhere on the Sprint PCS nationwide wireless network.
     . Wireless Web for Business, a full suite of wireless data products and services offering clear, wireless access to enterprise content and applications, including corporate e-mail, Intranets, corporate directories, and sales and service e-Business tools via Internet-ready Sprint PCS Phones.
     . Voice Command, the first nationwide, network-based, voice-activated dialing and information service. By using their voices, customers can dial a number, look up directory names, modify address book entries and perform various speech-enabled, voice-independent functions while using any Sprint PCS Phone.

SPRINT FON GROUP HIGHLIGHTS

  . Fourth quarter revenues of $4.39 billion were flat compared to $4.42 billion in the same period a year ago. For the year, revenues grew 3 percent to $17.69 billion from $17.16 billion in 1999.
  . FON Group operating income in the quarter decreased 18 percent to $598 million from $731 million a year ago. Annual operating income fell 3 percent to $2.83 billion from $2.93 billion last year.
  . Operating cash flows in the quarter were $1.20 billion, down 8 percent from $1.29 billion in the fourth quarter a year ago. For the year, operating cash flows were $5.10 billion compared to $5.06 billion in 1999.

   . Income from continuing operations was $359 million in the fourth quarter, a decline of 14 percent from $417 million a year ago. Income from continuing operations for the year decreased 5 percent to $1.61 billion from $1.70 billion in 1999.

Local Telecommunications Division

   . Revenues were up 2 percent for the quarter and up 5 percent for the year compared to the same periods last year. For the quarter, revenues were $1.56 billion compared to $1.53 billion a year ago. For the year, revenues were $6.11 billion compared to $5.83 billion in 1999.
   . Operating income rose 15 percent in the quarter to $443 million from $386 million a year ago. Operating income for 2000 was $1.74 billion, up 16 percent from $1.50 billion in 1999.
   . Access lines increased 3.6 percent during the last 12 months. Voice grade equivalent lines grew 21 percent from a year ago.
   . Operating cash flows in the quarter increased 12 percent to $737 million from $657 million in the previous fourth quarter. 2000 operating cash flows were $2.88 billion, a 12 percent increase from $2.56 billion last year.

Global Markets

   . Revenues in the Global Markets segment for the quarter were down slightly from a year ago due largely to increased pricing pressures in the long distance voice segment, declines in higher margin consumer services revenues and wireless replacement. Fourth quarter revenues were $2.57 billion compared to $2.61 billion a year ago. In 2000, revenues were $10.53 billion compared to $10.31 billion in 1999.

   . Operating income declined for the quarter and the year due to the difficult long distance operating environment and the dilution from Sprint ION(sm) and broadband fixed wireless activities. Fourth quarter operating income was $92 million, down 66 percent from $267 million a year ago. Annual operating income was $823 million compared to $1.18 billion a year ago.

   . Operating cash flows in the fourth quarter decreased 29 percent to $394 million from $554 million in 1999. For the year, operating cash flows were $1.94 billion compared to $2.22 billion in 1999.

   . Long distance operating income in the quarter decreased 17 percent to $342 million from $413 million a year ago. Annual operating income was $1.57 billion in 2000 compared to $1.58 billion in 1999.

   . Long distance calling volumes rose 18 percent for the quarter and 18 percent for the year.

Product Distribution and Directory Publishing

   . Revenues increased 19 percent in the quarter to $508 million from $428 million a year ago. Annual revenues were up 10 percent to $1.94 billion from $1.76 billion in 1999.

   . Operating income increased 17 percent to $74 million in the fourth quarter from $63 million a year ago. Annual operating income was $284 million, a 17 percent increase from $242 million last year.

"As part of our conversion to a data-focused communications business, the FON Group this year stepped up efforts to leverage the company's tier one Internet backbone to expand data offerings, advance its broadband fixed wireless initiative, build on its leadership in bundling voice and data products, and grow its web hosting and data center businesses," Esrey said.

For the quarter and the year, Sprint's Local Telecommunications Division delivered consistently strong results, fueling the FON Group's overall performance. For the full year, the local division generated more than one-third of FON Group's core revenues and approximately 50 percent of core operating income and core operating cash flows. The division's performance was driven largely by effective expense control, increased bundled sales and an improved product mix, resulting in solid margin gains.

In Sprint's local territories, revenues from data services for the quarter increased 14 percent and accounted for 66 percent of the division's total revenue growth. For the year, data revenues increased 20 percent compared to 1999 and represented 30 percent of the division's total revenue growth. Overall local service revenues rose 4 percent in the quarter compared to a year ago and 6 percent in 2000 compared to 1999. Revenues rose largely due to increased sales of bundled services.

The local operation continued to lead the industry in selling bundles of products and services. For the year, more than 22 percent of the local division's residential customers subscribed to a bundled service plan, up substantially from 13 percent at the end of 1999.

Bundled services contributed to an increased penetration of Sprint long distance service in the company's local territories. By the end of 2000, 40 percent of local residential customers subscribed to Sprint long distance, up from 33 percent a year ago.

The local operation continued to maintain very good cost control. For the quarter, expenses declined 3 percent compared to a year ago and were flat for the year compared to 1999.

In the long distance business, the operating environment was once again highly competitive. Total voice revenues declined 4 percent in the fourth quarter compared to a year ago. Consumer voice revenues declined 14 percent for the quarter and 12 percent for the full year compared to a year ago. Business voice revenues were flat in the quarter.

At the end of the quarter, 15 percent of Sprint PCS's customer base subscribed to wireline long distance service.

In the quarter, Sprint continued to produce strong growth in current-generation data services. In the quarter, combined ATM and Frame Relay revenues grew 18 percent compared to a year ago.

Internet revenues for the quarter grew 25 percent to $244 million from $195 million a year ago and 50 percent for the year to $920 million from $615 million in 1999.

In the quarter, the long distance business also maintained good cost control. These efforts contributed to an 8 percent decline in selling, general and administrative costs for the quarter.

To fuel Internet revenue performance, Sprint during the quarter announced an aggressive data center expansion strategy following Sprint's recent unveiling of a new business unit, Sprint E/Solutions. Sprint E/Solutions was formed to offer business customers a comprehensive suite of broadband products and services through a single provider.

The expansion strategy consists of the completion of 11 operational data centers by year-end 2001 and 18 by 2002, including locations in Asia and Europe. Each data center will offer a variety of services, from collocation to application support, as well as comprehensive IT professional services.

During the quarter, Sprint continued to expand it broadband capabilities to new markets. By the end of 2000, Sprint had installed DSL equipment in more than 950 central offices in 31 markets. By the end of 2001, DSL will be in more than 2000 central offices in 86 markets, which will enable the company to reach 18 million households and 3 million business locations across the country.

Sprint launched Sprint Broadband Direct, the company's fixed wireless MMDS service, in six markets during the quarter including Houston, San Jose, San Francisco, Denver, Salt Lake City and Wichita. The new markets complement four other markets launched earlier in 2000. Demand for the product is growing as demonstrated by an average of more than 1,600 orders per week by the end of the year.

Similar demand is evident for the Sprint ION(sm) consumer suite of products. By year-end the company averaged 350 orders per week in the ten markets in which Sprint ION(sm) is available to consumers. Three out of four of these orders are for the high-end Sprint ION(sm) product. Sprint will extend its ION consumer offering to an additional 5 markets over the next four months. Sprint ION(sm) is currently available nationwide to business customers with dedicated access.

Under the Sprint ION(sm) name, the company began offering consumer broadband services during the quarter ranging from stand-alone high-speed Internet access to more robust services that integrate high-speed access with multiple phone lines, local calling and long-distance service over a single connection to the home.

During the year Sprint unveiled its strategy for home networking and announced that sales for the Sprint ION(sm) Home LAN (Local Area Network) would begin in the first quarter of 2001. The initial home networking product will allow broadband customers to turn any phone jack in their home into a high-speed data connection. Customers will be able to add new computers and Internet appliances to their broadband service, and Sprint will enable customers both broadband access and home networking solutions from a single provider.

EDITOR'S NOTE: In the fourth quarter of 2000, the FON Group and the PCS Group implemented SEC Staff Accounting Bulletin No. 101 which requires certain activation and installation fee revenues to be amortized over the average life of the related service rather than be recognized immediately. Related costs, up to the amount of revenues, are deferred and amortized as well. Implementing this accounting requires previously reported 2000 results to be restated. PCS Group restated results reflect a reduction in revenues and expenses with no change to operating loss. FON Group restated results reflect only minor changes to revenues and expenses with no change to operating income.

Beginning this quarter, the FON Group will report operating results under three segments: Global Markets, Local Telecommunications, and Product Distribution and Directory Publishing. The change in segment reporting was made to align financial reporting with recent changes in how Sprint manages the FON Group's operations and assesses its performance. The Global Markets segment includes data communications services such as Internet, web hosting, collocation, and security services, as well as domestic and international voice services (except for consumer services provided to customers within Sprint's local franchise territories), our integrated communications services (referred to as Sprint ION(sm)), and broadband fixed wireless services. The local telecommunications segment was expanded to include the consumer long distance services provided to customers within Sprint's local franchise territories. The Product Distribution and Directory Publishing segment was unchanged.

Also in the 2000 fourth quarter, the FON Group and the PCS Group restated their statements of operations to reclassify certain revenue and expense components to better align with industry events or standards. All periods presented have been restated to reflect both the segment and classification changes. These restatements had no impact on FON Group operating income or PCS Group operating loss.

The FON Group recorded non-recurring charges related to the write-downs of goodwill and other related assets of its professional services business, and certain equity investments in the 2000 fourth quarter. These charges reduced diluted earnings per share by $0.30 in the 2000 fourth quarter. In prior 2000 quarters, the FON Group recorded non-recurring charges associated with the terminated WorldCom merger; a gain on the sale of an independent directory publishing operation; and net gains on investment activities. Total 2000 non-recurring items reduced diluted earning per share by $0.36. The accompanying discussion of operating results excludes these non-recurring items.

In the second quarter of 2000, the local division transferred a customer service operation to the PCS Group. Additionally, in the third quarter of 2000, Sprint changed its transfer pricing for certain transactions between the local division and the directory publishing business, which mainly had the effect of reducing local division revenues. The discussion of the local division's results assumes both events occurred at the beginning of 1999.

In the 1999 fourth quarter, the FON Group recorded non-recurring net gains from investment activities, which increased diluted earnings per share by $0.02. In the 1999 first quarter, the FON Group recorded non-recurring net gains from equity investments. Total 1999 non-recurring items increased diluted earnings per share by $0.04. The accompanying discussion of operating results excludes these non-recurring items.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release includes certain estimates, projections and other forward-looking statements. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

  . the effects of vigorous competition in the markets in which Sprint operates;
  . the costs and business risks related to entering and expanding new markets necessary to provide seamless services and new services;
  .  the ability of the PCS Group to continue to grow its market presence;
  .  the risks related to Sprint's investments in joint ventures;
  . the impact of any unusual items resulting from ongoing evaluations of Sprint's business strategies;
  . regulatory risks, including the impact of the Telecommunications Act of 1996;
  .  unexpected results of litigation filed against Sprint;
  . the possibility of one or more of the markets in which Sprint competes being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes or other external factors over which Sprint has no control; and
  . other risks referenced from time to time in Sprint's filings with the Securities and Exchange Commission ("SEC").

The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this press release or unforeseen events. Sprint provides a detailed discussion of risk factors in periodic SEC filings and you are encouraged to review these filings.

About Sprint

Sprint is a global communications company - at the forefront of integrating long-distance, local and wireless communications services, and a large carrier of Internet traffic. Sprint built and operates the United States' first nationwide all-digital, fiber-optic network and is a leader in advanced data communications services. Sprint has $23 billion in annual revenues and serves more than 20 million business and residential customers.

                              Sprint Corporation
                                   FON GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                       (millions, except per share data)

                                                              Quarters Ended                 Years Ended
                                                               December 31,                 December 31,
                                                          ------------------------     ------------------------
                                                             2000         1999           2000          1999
                                                          ------------------------     ------------------------
                                                                (unaudited)

Net operating revenues                                    $    4,394    $   4,418      $ 17,688     $   17,160
----------------------------------------------------------------------------------     ------------------------
Operating expenses
  Costs of services and products                               2,059        1,900         8,094          7,481
  Selling, general and administrative                          1,139        1,224         4,493          4,620
  Depreciation and amortization                                  598          563         2,267          2,129
  Asset write-down and merger related costs/(1)/                 238            -           401              -
----------------------------------------------------------------------------------     ------------------------
  Total operating expenses                                     4,034        3,687        15,255         14,230
----------------------------------------------------------------------------------     ------------------------
Operating income                                                 360          731         2,433          2,930
Interest expense                                                 (18)         (63)          (76)          (182)
Other income (expense), net/(2)/                                (137)           4          (187)            49
----------------------------------------------------------------------------------     ------------------------
Income from continuing operations before income taxes            205          672         2,170          2,797
Income taxes                                                    (107)        (241)         (878)        (1,061)
----------------------------------------------------------------------------------     ------------------------
Income from continuing operations                                 98          431         1,292          1,736
Discontinued operation, net                                        -           24           675           (130)
Extraordinary items, net                                          (1)         (39)           (1)           (39)
Cumulative effect of change in accounting principle, net           -            -            (2)             -
----------------------------------------------------------------------------------     ------------------------
Net income                                                        97          416         1,964          1,567
Preferred stock dividends received                                 2            2             7              7
----------------------------------------------------------------------------------     ------------------------
Earnings applicable to common stock                       $       99    $     418      $  1,971     $    1,574
                                                          ========================     ========================
Diluted earnings per common share
  Income from continuing operations - recurring           $     0.41    $    0.47      $   1.81     $     1.93
  Non-recurring items/(1)(2)/                                  (0.30)        0.02         (0.36)          0.04
----------------------------------------------------------------------------------     ------------------------
  Income from continuing operations                             0.11         0.49          1.45           1.97
  Discontinued operation                                           -         0.02          0.76          (0.15)
  Extraordinary items                                              -        (0.04)            -          (0.04)
----------------------------------------------------------------------------------     ------------------------
  Total                                                   $     0.11    $    0.47      $   2.21     $     1.78
                                                          ===========   ==========     ==========   ===========
Diluted weighted average common shares outstanding             886.8        894.1         892.4          887.2
                                                          ===========   ==========     ==========   ===========
Basic earnings per common share                           $     0.11    $    0.48      $   2.24     $     1.81
                                                          ===========   ==========     ==========   ===========

(1) The $238 million charge in the 2000 fourth quarter principally represents a write-down of goodwill and the $163 million of costs recorded in the 2000 second quarter were associated with the proposed WorldCom merger, which has been terminated. These charges reduced income from continuing operations by $152 million, or $0.17 per share and $105 million, or $0.12 per share, respectively.

(2) In the 2000 fourth quarter, the FON Group recorded non-recurring charges of $122 million related to write-downs of certain equity investments. These charges reduced income from continuing operations by $109 million, or $0.13 per share in the 2000 fourth quarter. In the 2000 second quarter, the FON Group recorded a $45 million gain on the sale of an independent directory publishing operation. The gain increased income from continuing operations by $27 million or $0.03 per share. In the 2000 first quarter, the FON Group recorded net gains on investment activities of $26 million which increased income from continuing operations by $17 million or $0.02 per share. In the 1999 fourth quarter, the FON Group recorded net gains from investment activities of $19 million which increased income from continuing operations by $14 million, or $0.02 per share. In the 1999 first quarter, the FON Group recorded net gains from equity investments of $35 million which increased income from continuing operations by $21 million or $0.02 per share.

                              Sprint Corporation
                                   FON GROUP
                          SELECTED OPERATING RESULTS
                                  (millions)

                                                             Quarters Ended                Years Ended
                                                              December 31,                December 31,
                                                       -------------------------  ----------------------------
                                                            2000        1999           2000          1999
                                                       -------------------------  ----------------------------
Global Markets Division                                       (unaudited)
  Net operating revenues
    Voice                                                 $ 1,724     $ 1,804        $  7,094      $  7,445
    Data                                                      508         479           1,937         1,696
    Internet                                                  244         195             920           615
    Other                                                      92         133             577           552
-----------------------------------------------------------------------------        ----------------------
    Net operating revenues                                $ 2,568     $ 2,611        $ 10,528      $ 10,308
-----------------------------------------------------------------------------        ----------------------
  Operating expenses
    Costs of services and products                          1,409       1,223           5,558         4,947
    Selling, general and administrative                       765         834           3,026         3,141
    Depreciation and amortization                             302         287           1,121         1,045
    Asset write-down                                          238          -              238            -
-----------------------------------------------------------------------------        ----------------------
    Total operating expenses                                2,714       2,344           9,943         9,133
-----------------------------------------------------------------------------        ----------------------
  Operating income (loss)                                 $  (146)    $   267        $    585      $  1,175
                                                          -------------------        ----------------------


Local Division
  Net operating revenues
    Local service                                         $   725     $   694        $  2,846      $  2,677
    Network access                                            490         486           1,987         1,918
    Toll service                                              181         172             717           611
    Other                                                     162         218             605           752
-----------------------------------------------------------------------------        ----------------------
    Net operating revenues                                  1,558       1,570           6,155         5,958
-----------------------------------------------------------------------------        ----------------------
  Operating expenses
    Costs of services and products                            501         547           1,965         2,016
    Selling, general and administrative                       320         349           1,288         1,320
    Depreciation                                              294         272           1,139         1,069
-----------------------------------------------------------------------------        ----------------------
    Total operating expenses                                1,115       1,168           4,392         4,405
-----------------------------------------------------------------------------        ----------------------
  Operating income                                        $   443     $   402        $  1,763      $  1,553
                                                          -------------------        ----------------------


Product Distribution and Directory Publishing
  Net operating revenues                                  $   508     $   428        $  1,936      $  1,758
                                                          -------------------        ----------------------
  Operating income                                        $    74     $    63        $    284      $    242
                                                          -------------------        ----------------------


Unallocated Corporate Operations and
Intercompany Eliminations
  Net operating revenues                                  $  (240)    $  (191)       $   (931)     $   (864)
                                                          -------------------        ----------------------
  Operating income (1)                                    $   (11)    $    (1)       $   (199)     $    (40)
                                                          -------------------        ----------------------

Sprint's FON Group reporting segments are intended to reflect the operating results of its global markets, local services, and product distribution and directory publishing businesses. The FON Group changed its segment reporting in the 2000 fourth quarter to align financial reporting with recent changes in how Sprint manages the FON Group's operations and assesses its performance. The Global Markets segment includes data communications services such as Internet, web hosting, collocation, and security services, as well as domestic and international voice services (except for consumer services provided to customers with Sprint's local franchise territories), our integrated communications services, referred to as Sprint ION, and broadband fixed wireless services. Our local services segment was expanded to include the consumer long distance services provided to customers within our local franchise territories. The Product Distribution and Directory Publishing Segment definition was unchanged.

(1) Includes merger costs of $163 million in the 2000 second quarter related to costs associated with the proposed WorldCom merger, which has been terminated.

                              Sprint Corporation

                                   FON GROUP
                  PROFORMA FINANCIAL INFORMATION (unaudited)
                       (millions, except per share data)

The following proforma financial information presents revenues, operating income
(loss) and diluted earnings per share in the format previously used by the Company to present segment results. The long distance division results are shown after the transfer to the local division of the consumer long distance services provided to customers within Sprint's local franchise territories.

                                            Quarters Ended                Years Ended
                                             December 31,                 December 31,
                                       -----------------------      -----------------------
                                         2000           1999          2000           1999
                                       -----------------------      -----------------------
Global Markets - Proforma

    Net Operating Revenues
       Long Distance Division          $  2,550       $  2,592      $ 10,456       $ 10,288
       Sprint ION                             4              -             9              -
       Other Ventures                        14             19            63             20
                                       --------       --------      --------       --------
       Net Operating Revenues          $  2,568       $  2,611      $ 10,528       $ 10,308
                                       --------       --------      --------       --------


Operating income (loss)
       Long Distance Division          $    342       $    413      $  1,572       $  1,581
       Sprint ION                          (225)          (115)         (683)          (358)
       Other Ventures                       (25)           (31)          (66)           (48)
       Asset Write-Down                    (238)             -          (238)             -
                                       --------       --------      --------       --------
       Operating income (loss)         $   (146)      $    267      $    585       $  1,175
                                       --------       --------      --------       --------


Diluted earnings per common share
- Proforma

       Core businesses                 $   0.65       $   0.61      $   2.64       $   2.31
       Sprint ION                         (0.17)         (0.09)        (0.54)         (0.26)
       Other ventures                     (0.07)         (0.05)        (0.29)         (0.12)
-------------------------------------------------------------------------------------------
Income from continuing operations
- recurring                            $   0.41       $   0.47      $   1.81       $   1.93
                                       --------       --------      --------       --------

                               Sprint Corporation

                                   FON GROUP
                SUPPLEMENTAL OPERATING INFORMATION (unaudited)
                                   (millions)

                                                                  Quarters Ended
                              ---------------------------------------------------------------------------------------
                                December 31,            September 30,              June 30,             March 31,
                                    2000                    2000                     2000                  2000
                              ---------------------------------------------------------------------------------------
Global Markets Division

   Net operating revenues
       Voice                     $    1,724            $       1,795           $       1,795          $       1,780
       Data                             508                      470                     485                    474
       Internet                         244                      223                     235                    218
       Other                             92                      158                     172                    155
-------------------------------------------------------------------------------------------------------------------
   Net operating revenues        $    2,568            $       2,646           $       2,687          $       2,627
-------------------------------------------------------------------------------------------------------------------
   Operating expenses
       Costs of services and
       products                       1,409                    1,410                   1,417                  1,322
       Selling, general and
       administrative                   765                      723                     763                    775
       Depreciation and
       amortization                     302                      287                     267                    265
       Asset write-down                 238                        -                       -                      -
-------------------------------------------------------------------------------------------------------------------
       Total operating expenses       2,714                    2,420                   2,447                  2,362
-------------------------------------------------------------------------------------------------------------------
   Operating income (loss)       $     (146)           $         226           $         240          $         265
                                 ----------------------------------------------------------------------------------

Local Division

   Net operating revenues
       Local service             $      725            $         720           $         705          $         696
       Network access                   490                      486                     500                    511
       Toll service                     181                      187                     178                    171
       Other                            162                      152                     140                    151
-------------------------------------------------------------------------------------------------------------------
       Net operating revenues         1,558                    1,545                   1,523                  1,529
-------------------------------------------------------------------------------------------------------------------
   Operating expenses
       Costs of services and
       products                         501                      513                     471                    480
       Selling, general and
       administrative                   320                      318                     313                    337
       Depreciation                     294                      283                     283                    279
-------------------------------------------------------------------------------------------------------------------
       Total operating expenses       1,115                    1,114                   1,067                  1,096
-------------------------------------------------------------------------------------------------------------------
   Operating income              $      443            $         431                    $456          $         433
                                 ----------------------------------------------------------------------------------

Product Distribution and
Directory Publishing

   Net operating revenues        $      508            $         496           $         471          $         461
                                 ----------------------------------------------------------------------------------
   Operating income              $       74            $          75           $          68          $          67
                                 ----------------------------------------------------------------------------------

The supplemental operating information presented above has been restated to reflect our new operating segments as well as to incorporate the impact of SEC Staff Accounting Bulletin No. 101 and the reclassification of certain revenues and expenses to conform with recent industry events or standards.

                               Sprint Corporation

                                   FON GROUP
                SUPPLEMENTAL OPERATING INFORMATION (unaudited)
                                   (millions)

                                                                  Quarters Ended
                              ---------------------------------------------------------------------------------------
                                December 31,            September 30,              June 30,             March 31,
                                    1999                    1999                     1999                  1999
                              --------------------------------------------------------------------------------------
Global Markets Division

   Net operating revenues
     Voice                    $        1,804           $        1,903          $        1,880         $        1,858
     Data                                479                      426                     401                    390
     Internet                            195                      156                     146                    118
     Other                               133                      109                     160                    150
--------------------------------------------------------------------------------------------------------------------
   Net operating revenues     $        2,611           $        2,594          $        2,587         $        2,516
--------------------------------------------------------------------------------------------------------------------
   Operating expenses
     Costs of services and
     products                          1,223                    1,264                   1,244                  1,216
     Selling, general and
     administrative                      834                      786                     785                    736
     Depreciation and
     amortization                        287                      264                     251                    243
     Asset write-down                      -                        -                       -                      -
--------------------------------------------------------------------------------------------------------------------
     Total operating expenses          2,344                    2,314                   2,280                  2,195
--------------------------------------------------------------------------------------------------------------------
   Operating income (loss)    $          267           $          280          $          307         $          321
                              --------------------------------------------------------------------------------------

Local Division

   Net operating revenues
     Local service            $          694           $          671          $          671         $          641
     Network access                      486                      480                     466                    486
     Toll service                        172                      157                     141                    141
     Other                               218                      185                     178                    171
--------------------------------------------------------------------------------------------------------------------
     Net operating revenues            1,570                    1,493                   1,456                  1,439
--------------------------------------------------------------------------------------------------------------------
   Operating expenses
     Costs of services and
     products                            547                      496                     489                    484
     Selling, general and
     administrative                      349                      330                     319                    322
     Depreciation                        272                      271                     265                    261
--------------------------------------------------------------------------------------------------------------------
     Total operating expenses          1,168                    1,097                   1,073                  1,067
--------------------------------------------------------------------------------------------------------------------
   Operating income           $          402           $          396          $          383         $          372
                              --------------------------------------------------------------------------------------

Product Distribution and
Directory Publishing

   Net operating revenues     $          428           $          444          $          453         $          433
                              --------------------------------------------------------------------------------------
   Operating income           $           63           $           64          $           59         $           56
                              --------------------------------------------------------------------------------------


The supplemental operating information presented above has been restated to reflect our new operating segments as well as to incorporate the impact of SEC Staff Accounting Bulletin No. 101 and the reclassification of certain revenues and expenses to conform with recent industry events or standards.

                              Sprint Corporation

                                   FON GROUP

                       CONDENSED COMBINED BALANCE SHEETS
                                  (millions)

                                                                                    December 31,           December 31,
                                                                                        2000                   1999
                                                                                --------------------------------------
Assets
   Current assets
      Cash and equivalents                                                      $           122        $           104
      Accounts receivable, net                                                            3,126                  2,836
      Receivables from the PCS Group                                                        361                    136
      Inventories                                                                           434                    441
      Other                                                                                 469                    765
----------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                4,512                  4,282
----------------------------------------------------------------------------------------------------------------------
   Property, plant and equipment
      Global markets division                                                            12,512                 10,602
      Local division                                                                     16,835                 15,828
      Other                                                                               1,651                  1,257
----------------------------------------------------------------------------------------------------------------------
      Total property, plant and equipment                                                30,998                 27,687
      Accumulated depreciation                                                          (15,165)               (13,685)
----------------------------------------------------------------------------------------------------------------------
      Net property, plant and equipment                                                  15,833                 14,002
----------------------------------------------------------------------------------------------------------------------
   Net intangible assets                                                                  1,204                  1,379
   Other                                                                                  2,100                  2,140
----------------------------------------------------------------------------------------------------------------------

      Total                                                                     $        23,649        $        21,803
                                                                                --------------------------------------

Liabilities and group equity
   Current liabilities
      Current maturities of long-term debt                                      $         1,026        $           902
      Accounts payable and accrued interconnection costs                                  2,145                  1,695
      Other                                                                               1,833                  1,704
----------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                           5,004                  4,301

   Long-term debt and capital lease obligations                                           3,482                  4,531

   Deferred income taxes and investment tax credits                                       1,276                    935

   Other                                                                                  1,544                  1,522

   Group equity                                                                          12,343                 10,514
----------------------------------------------------------------------------------------------------------------------

      Total                                                                     $        23,649        $        21,803
                                                                                --------------------------------------

                              Sprint Corporation

                                   FON GROUP

                   CONDENSED COMBINED CASH FLOW INFORMATION
                                  (millions)

                                                                            Years Ended
                                                                           December 31,
                                                         ---------------------------------------------
                                                                    2000                       1999
                                                         ---------------------------------------------
Operating Activities
   Net income                                            $            1,964        $             1,567
   Discontinued operations, net                                        (675)                       130
   Equity in net losses of affiliates                                   201                         70
   Depreciation and amortization                                      2,267                      2,129
   Deferred income taxes                                                386                        220
   Changes in assets and liabilities                                    (91)                      (425)
   Other, net                                                           271                         22
------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                             4,323                      3,713
------------------------------------------------------------------------------------------------------

Investing Activities
   Capital expenditures
      Global markets division                                        (2,294)                    (1,774)
      Local division                                                 (1,371)                    (1,354)
      Other                                                            (440)                      (406)
   Investments in and loans to affiliates, net                         (686)                      (135)
   Proceeds from sales of assets                                         51                         90
   Purchase of fixed wireless broadband                                   -                       (618)
   companies, net of cash acquired
   Other, net                                                             1                        232
------------------------------------------------------------------------------------------------------
Net cash used by continuing operations                               (4,739)                    (3,965)
Proceeds from the sale of investment in Global                        1,403                          -
One
Net investing activity of discontinued operations                         -                       (384)
------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                (3,336)                    (4,349)
------------------------------------------------------------------------------------------------------

Financing Activities
   Increase (decrease) in debt, net                                    (605)                       491
   Proceeds from stock issued                                           160                        186
   Dividends paid                                                      (433)                      (426)
   Treasury stock purchases                                             (61)                       (48)
   Other, net                                                           (30)                       105
------------------------------------------------------------------------------------------------------
Net cash provided (used) by financing activities                       (969)                       308
------------------------------------------------------------------------------------------------------

Increase (Decrease) in cash and equivalents                              18                       (328)

Cash and equivalents at beginning of period                             104                        432
------------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                    $              122        $               104
                                                         ---------------------------------------------

                              Sprint Corporation
                                   PCS GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                       (millions, except per share data)

                                                     Quarters Ended                     Years Ended
                                                      December 31,                    December 31,
                                               ---------------------------     ----------------------------
                                                   2000           1999            2000            1999
                                               ---------------------------     ----------------------------
                                                       (unaudited)
Net operating revenues                         $     1,938     $   1,055       $   6,341       $   3,373
-----------------------------------------------------------------------------------------------------------

Operating expenses
   Costs of services and products                    1,129           951           3,942           3,150
   Selling, general and administrative                 788           605           2,426           1,937
   Depreciation                                        376           280           1,339           1,060
   Amortization                                        135           131             538             463
   Merger related costs /(1)/                            -             -              24               -
------------------------------------------------------------------------       -------------------------
   Total operating expenses                          2,428         1,967           8,269           6,610
------------------------------------------------------------------------       -------------------------

Operating loss                                        (490)         (912)         (1,928)         (3,237)

Interest expense                                      (260)         (201)           (933)           (698)
Other income (expense), net /(3)/                      (27)           27             (11)             66
------------------------------------------------------------------------       -------------------------

Loss from continuing operations before income         (777)       (1,086)         (2,872)         (3,869)
taxes

Income taxes                                           265           380           1,004           1,388
------------------------------------------------------------------------       -------------------------

Loss from continuing operations                       (512)         (706)         (1,868)         (2,481)

Extraordinary items, net                                 -             -              (3)            (21)
--------------------------------------------------------------------------------------------------------

Net loss                                              (512)         (706)         (1,871)         (2,502)

Preferred stock dividends                               (3)           (4)            (14)            (15)
--------------------------------------------------------------------------------------------------------

Loss applicable to common stock                $      (515)    $    (710)      $  (1,885)      $  (2,517)
                                               -------------------------       -------------------------

Diluted and basic loss per common share /(2)/

   Loss from continuing operations -           $     (0.53)    $   (0.75)      $   (1.93)      $   (2.71)
   recurring /(3)/
   Merger costs                                          -             -           (0.02)              -
--------------------------------------------------------------------------------------------------------
   Loss from continuing operations                   (0.53)        (0.75)          (1.95)          (2.71)
   Extraordinary items                                   -             -               -           (0.02)
                                               -------------------------       -------------------------
   Total                                       $     (0.53)    $   (0.75)      $   (1.95)      $   (2.73)
                                               -----------     ---------       ---------       ---------
Diluted and basic weighted average
common shares                                        975.4         950.4           966.5           920.4
                                               -----------     ---------       ---------       ---------

  (1) Represents costs associated with the proposed WorldCom merger, which has been terminated.

  (2) In the 2000 first quarter, Sprint effected a two-for-one stock split of its PCS stock. PCS Group loss per share for prior periods has been restated to reflect this stock split.

  (3) Includes a gain on sale of customers and network infrastructure to a PCS affiliate of $28 million in the 2000 first quarter, which decreased PCS Group loss from continuing operations by $18 million or $0.02 per share. Excluding this non-recurring item, PCS Group normalized diluted and basic loss per share for the 2000 year-to-date period is $1.95.

                              Sprint Corporation
                                   PCS GROUP
                SUPPLEMENTAL OPERATING INFORMATION (unaudited)
                    (millions, except selected statistics)

                                                                    Quarters Ended
                                     ------------------------------------------------------------------------
                                        December 31,       September 30,          June 30,          March 31,
                                            2000                2000                2000               2000
                                     ------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Net operating revenues               $            1,938    $       1,707       $       1,476     $      1,220
-------------------------------------------------------------------------------------------------------------
Operating expenses
   Costs of services and products                 1,129              982                 937              894
   Selling, general and                             788              603                 528              507
   administrative
   Depreciation                                     376              352                 322              289
   Amortization                                     135              137                 134              132
   Merger related costs                               -                -                  24                -
-------------------------------------------------------------------------------------------------------------
   Total operating expenses                       2,428            2,074               1,945            1,822
-------------------------------------------------------------------------------------------------------------
Operating loss                       $             (490)   $        (367)      $        (469)    $       (602)
                                     ------------------------------------------------------------------------

Average revenue per user (ARPU)      $               60    $          61       $          59     $         57
(dollars)
                                     ------------------------------------------------------------------------

Cost to Acquire (dollars)            $              380    $         340       $         350     $        390
                                     ------------------------------------------------------------------------

Cash Cost per User (dollars)         $               34    $          35       $          35     $         37
                                     ------------------------------------------------------------------------



The supplemental operating information presented above has been restated to reflect the impact of SEC Staff Accounting Bulletin No. 101 and the reclassification of bad debt expense to a component of selling, general and administrative costs (previously classified as a reduction of revenue) consistent with industry standards. These restatements had no effect on reported operating losses or operating cash flows.

                              Sprint Corporation

                                   PCS GROUP
                SUPPLEMENTAL OPERATING INFORMATION (unaudited)
                    (millions, except selected statistics)

                                                                   Quarters Ended
                                       -----------------------------------------------------------------------
                                       December 31,         September 30,        June 30,          March 31,
                                           1999                  1999              1999              1999
                                       -----------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Net operating revenues                     $  1,055             $    901           $    780           $   637
--------------------------------------------------------------------------------------------------------------
Operating expenses
  Costs of services and products                951                  795                687               717
  Selling, general and administrative           605                  503                431               398
  Depreciation                                  280                  276                259               245
  Amortization                                  131                  117                111               104
  Merger related costs                            -                    -                  -                 -
--------------------------------------------------------------------------------------------------------------
   Total operating expenses                   1,967                1,691              1,488             1,464
--------------------------------------------------------------------------------------------------------------
Operating loss                             $   (912)            $   (790)          $   (708)          $  (827)
                                       -----------------------------------------------------------------------

Average revenue per user (ARPU)
(dollars)                                  $     58             $     58           $     58           $    56
                                       -----------------------------------------------------------------------

Cost to Acquire (dollars)                  $    420             $    450           $    470           $   495
                                       -----------------------------------------------------------------------

Cash Cost per User (dollars)               $     45             $     48           $     48           $    53
                                       -----------------------------------------------------------------------

The supplemental operating information presented above has been restated to reflect the impact of SEC Staff Accounting Bulletin No. 101 and the reclassification of bad debt expense to a component of selling, general and administrative costs (previously classified as a reduction of revenue) consistent with industry standards. These restatements had no effect on reported operating losses or operating cash flows.

                              Sprint Corporation

                                   PCS GROUP
                SUPPLEMENTAL OPERATING INFORMATION (unaudited)
                    (millions, except selected statistics)

                                                            Years Ended
                                              -----------------------------------------
                                                December 31,            December 31,
                                                    2000                    1999
                                              -----------------------------------------
---------------------------------------------------------------------------------------
Net operating revenues                         $       6,341           $       3,373
---------------------------------------------------------------------------------------
Operating expenses

   Costs of services and products                      3,942                   3,150
   Selling, general and administrative                 2,426                   1,937
   Depreciation                                        1,339                   1,060
   Amortization                                          538                     463
   Merger related costs                                   24                    -
---------------------------------------------------------------------------------------
   Total operating expenses                            8,269                   6,610
---------------------------------------------------------------------------------------
Operating loss                                 $      (1,928)          $      (3,237)
                                              -----------------------------------------

Average revenue per user (ARPU) (dollars)      $          59           $          58
                                              -----------------------------------------

Cost to Acquire (dollars)                      $         365           $         455
                                              -----------------------------------------

Cash Cost per User (dollars)                   $          35           $          48
                                              -----------------------------------------

The supplemental operating information presented above has been restated to reflect the impact of SEC Staff Accounting Bulletin No. 101 and the reclassification of bad debt expense to a component of selling, general and administrative costs (previously classified as a reduction of revenue) consistent with industry standards. These restatements had no effect on reported operating losses or operating cash flows.

                              Sprint Corporation

                                   PCS GROUP
                      NET CUSTOMER ADDITIONS (unaudited)
                                  (thousands)

                                                                       Quarter Ended December 31, 2000
                                                      ------------------------------------------------------------------
                                                        Direct            Resale           Affiliate            Total
                                                      ------------     ------------      ------------       ------------
Operational net additions                                 1,196                51               258              1,505

Purchases (Sales), net                                       (1)                -                 1                  -
-------------------------------------------------------------------------------------------------------------------------

Reported net additions                                    1,195                51               259              1,505
                                                      ===================================================================


                                                                         Year Ended December 31, 2000
                                                      -------------------------------------------------------------------
                                                        Direct            Resale           Affiliate            Total
                                                      ------------      ------------      ------------       ------------

Operational net additions                                 3,805               312               557              4,674

Purchases (Sales), net                                       15               (74)               59                  -
-------------------------------------------------------------------------------------------------------------------------

Reported net additions                                    3,820               238               616              4,674
                                                      ===================================================================

Ending customers - December 31, 1999                      5,723                72               193              5,988
Ending customers - December 31, 2000                      9,543               310               809             10,662
                                                      ===================================================================

                              Sprint Corporation

                                   PCS GROUP
                       CONDENSED COMBINED BALANCE SHEETS
                                  (millions)

                                                                             December 31,            December 31,
                                                                                 2000                    1999
                                                                           -----------------------------------------
Assets
   Current assets
   Cash and equivalents                                                    $          117          $           16
   Accounts receivable, net                                                           902                     572
   Current tax benefit receivable from the FON Group                                   26                     293
   Inventories                                                                        515                     336
   Other                                                                              290                      98
--------------------------------------------------------------------------------------------------------------------
     Total current assets                                                           1,850                   1,315

   Net property, plant and equipment                                                9,522                   7,996

   Net intangible assets                                                            7,734                   8,188

   Other                                                                              657                     425
--------------------------------------------------------------------------------------------------------------------

     Total                                                                 $       19,763          $       17,924
                                                                           =========================================

Liabilities and group equity
   Current liabilities
     Current maturities of long-term debt                                  $          244          $          185
     Accounts payable                                                                 687                     450
     Construction obligations                                                         997                   1,039
     Payables to the FON Group                                                        296                     136
     Other                                                                          1,168                     768
--------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                   3,392                   2,578

   Long-term debt and capital lease obligations                                    14,136                  11,304

   Deferred income taxes                                                               90                     582

   Other                                                                              253                     140

   Group equity                                                                     1,892                   3,320
--------------------------------------------------------------------------------------------------------------------

     Total                                                                 $       19,763          $       17,924
                                                                           =========================================

                              Sprint Corporation
                                   PCS GROUP
                   CONDENSED COMBINED CASH FLOW INFORMATION
                                  (millions)

                                                                                     Years Ended
                                                                                     December 31,
                                                                            -------------------------------
                                                                                2000              1999
                                                                            -------------------------------
Operating Activities
    Net loss                                                                $   (1,871)        $   (2,502)
    Equity in net loss of affiliate                                                 55                  -
    Depreciation and amortization                                                1,877              1,523
    Deferred income taxes                                                         (591)              (553)
    Changes in assets and liabilities                                              518               (190)
    Other, net                                                                       4                 30
-----------------------------------------------------------------------------------------------------------
Net cash used by operating activities                                               (8)            (1,692)
-----------------------------------------------------------------------------------------------------------

Investing Activities
    Capital expenditures                                                        (3,047)            (2,580)
    Proceeds from sales of assets                                                  207                153
    Investments in affiliates                                                     (203)                 -
    Other, net                                                                     (11)               (82)
-----------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                           (3,054)            (2,509)
-----------------------------------------------------------------------------------------------------------

Financing Activities
    Increase in debt, net                                                        2,862              3,167
    Proceeds from stock issued                                                     121                905
    Dividends paid                                                                 (15)               (15)
    Other, net                                                                     195                (13)
-----------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                        3,163              4,044
-----------------------------------------------------------------------------------------------------------

Increase (Decrease) in cash and equivalents                                        101               (157)

Cash and equivalents at beginning of period                                         16                173
-----------------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                                       $      117         $       16
                                                                            -------------------------------

                              Sprint Corporation
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (millions)

                                                                                 December 31,           December 31,
                                                                                     2000                   1999
                                                                               ----------------------------------------
Assets
   Current assets
     Cash and equivalents                                                      $          239         $          120
     Accounts receivable, net                                                           4,028                  3,408
     Inventories                                                                          949                    777
     Other                                                                                757                  1,275
-----------------------------------------------------------------------------------------------------------------------
         Total current assets                                                           5,973                  5,580

   Net property, plant and equipment                                                   25,316                 21,969

   Net intangible assets                                                                8,938                  9,567

   Other                                                                                2,374                  2,134
-----------------------------------------------------------------------------------------------------------------------

         Total                                                                 $       42,601         $       39,250
                                                                               ----------------------------------------
Liabilities and shareholders' equity
   Current liabilities
     Current maturities of long-term debt                                      $        1,205         $        1,087
     Accounts payable and accrued interconnection costs                                 2,832                  2,145
     Construction obligations                                                             997                  1,039
     Other                                                                              2,934                  2,561
-----------------------------------------------------------------------------------------------------------------------
         Total current liabilities                                                      7,968                  6,832

   Long-term debt and capital lease obligations                                        17,514                 15,685

   Deferred taxes and investment tax credits                                            1,360                  1,511

   Other                                                                                1,796                  1,662

   Common stock and other shareholders' equity
    Common stock
     Class A                                                                              216                    216
     FON                                                                                1,598                  1,576
     PCS                                                                                  933                    910
    PCS preferred stock                                                                   247                    247
    Other shareholders' equity                                                         10,969                 10,611
-----------------------------------------------------------------------------------------------------------------------
    Total shareholders' equity                                                         13,963                 13,560
-----------------------------------------------------------------------------------------------------------------------

         Total                                                                 $       42,601         $       39,250
                                                                               ----------------------------------------

                              Sprint Corporation

                 CONDENSED CONSOLIDATED CASH FLOW INFORMATION
                                  (millions)

                                                                               Years Ended
                                                                               December 31,
                                                                       ----------------------------
                                                                           2000            1999
                                                                       ----------------------------
Operating Activities
   Net income (loss)                                                   $          93    $      (935)
   Discontinued operation, net                                                  (675)           130
   Equity in net losses of affiliates                                            256             70
   Depreciation and amortization                                               4,144          3,652
   Deferred income taxes                                                        (205)          (333)
   Changes in assets and liabilities                                             427           (635)
   Other, net                                                                    275              3
---------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                      4,315          1,952
---------------------------------------------------------------------------------------------------
Investing Activities
   Capital expenditures
     FON Group                                                                (4,105)        (3,534)
     PCS Group                                                                (3,047)        (2,580)
   Investments in and loans to affiliates, net                                  (889)          (135)
   Proceeds from sales of assets                                                 258            243
   Purchase of fixed wireless broadband companies, net of cash
   acquired                                                                        -           (618)
   Other, net                                                                    (27)          (149)
---------------------------------------------------------------------------------------------------
Net cash used by continuing operations                                        (7,810)        (6,773)
Proceeds from the sale of investment in Global One                             1,403              -
Net investing activity of discontinued operations                                  -           (384)
---------------------------------------------------------------------------------------------------
Net cash used by investing activities                                         (6,407)        (7,157)
---------------------------------------------------------------------------------------------------
Financing Activities
   Increase in debt, net                                                       2,257          3,972
   Proceeds from stock issued                                                    281          1,091
   Dividends paid                                                               (448)          (441)
   Treasury stock purchases                                                      (61)           (48)
   Other, net                                                                    182            146
---------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                      2,211          4,720
---------------------------------------------------------------------------------------------------
Increase (Decrease) in cash and equivalents                                      119           (485)

Cash and equivalents at beginning of period                                      120            605
---------------------------------------------------------------------------------------------------

Cash and equivalents at end of period                                  $         239    $       120
                                                                       ----------------------------

          2. Recent Developments. On December 13, 2000, Amalgamated Bank, an institutional stockholder, filed a derivative action purportedly on behalf of the registrant against certain of the registrant's current and former officers and directors in the Circuit Court of Jackson County, Missouri. The complaint alleges that the individual defendants breached their fiduciary duties to the registrant and were unjustly enriched by making undisclosed amendments to the registrant's stock option plans, by failing to disclose certain information concerning regulatory approval of the proposed merger of the registrant and WorldCom, and by overstating the registrant's earnings for the first quarter of 2000. The plaintiff seeks damages, to be paid to the registrant, in an unspecified amount. Two additional, substantially identical, derivative actions by other shareholders of the registrant have been filed, but have not been served.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2001                      SPRINT CORPORATION



                                             By: /s/  MICHAEL T. HYDE
                                                 ---------------------
                                                 Name:  Michael T. Hyde
                                                 Title: Assistant Secretary